As filed with the Securities and Exchange Commission on November 10, 2010
Registration No. 333-159682

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Apache Deepwater LLC
(Exact name of registrant as specified in its charter)

Delaware	86-0460233
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

P. Anthony Lannie
One Post Oak Central	One Post Oak Central
2000 Post Oak Boulevard, Suite 100	2000 Post Oak Boulevard, Suite 100
Houston, Texas 77056-4400	Houston, Texas 77056-4400
713-296-6000	713-296-6000
(Address, including zip code, and telephone	(Name, address, including zip code, and telephone
number, including area code, of registrant’s	number, including area code,
principal executive offices)	of agent for service)

     Approximate date of commencement of proposed sale to the public: Not applicable.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS

State or Other
Exact Name of Subsidiary Guarantor Registrant as Specified	Jurisdiction of
in its Charter (1)	Organization	I.R.S. Employer Identification Number
Mariner Energy Resources, Inc.	Delaware	20-3541629
Mariner Gulf of Mexico LLC	Delaware	86-0460233
MC Beltway 8 LLC	Delaware	86-0460233
Mariner LP LLC	Delaware	20-4414029

(1)	The address and telephone number for each guarantor is One Post Oak Central, 2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056-4400, and the telephone number at that address is (713)296-6000.

DEREGISTRATION OF SECURITIES
     This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-159682) (the “Registration Statement”) initially filed with the Securities and Exchange Commission on June 2, 2009 by Mariner Energy, Inc., a Delaware corporation (“Mariner”) and each of the co-registrants listed in the Table of Subsidiary Guarantor Registrants (the “Co-Registrants”), is being filed to deregister all unsold securities of Mariner and guarantees of the Co-Registrants (the “Registered Securities”), that were registered under the Registration Statement.
     On November 10, 2010, pursuant to the Agreement and Plan of Merger, dated April 14, 2010, as amended by Amendment No. 1 dated August 2, 2010, by and among Mariner, Apache Corporation, a Delaware corporation (“Apache”) and Apache Deepwater LLC (formerly known as ZMZ Acquisitions LLC), a Delaware limited liability company and a wholly owned subsidiary of Apache (“Apache Deepwater”), Mariner merged with and into Apache Deepwater, with Apache Deepwater surviving the merger as a wholly owned subsidiary of Apache (the “Merger”).
     As a result of the Merger, Apache Deepwater, as successor to Mariner by virtue of the Merger, has terminated all offerings of its securities pursuant to its existing registration statements, including the Registration Statement. In accordance with the undertaking contained in the Registration Statement, Apache Deepwater hereby removes from registration, by means of this Post-Effective Amendment No. 1 to the Registration Statement, any of the Registered Securities that remain unsold under the Registration Statement as of the date hereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Apache Deepwater LLC (as successor to Mariner Energy, Inc.) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 10, 2010.

APACHE DEEPWATER LLC (as successor to Mariner Energy, Inc.)
By:	/s/ G. Steven Farris
G. Steven Farris
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ G. Steven Farris G. Steven Farris	Chief Executive Officer (Principal Executive Officer)	November 10, 2010

/s/ Roger B. Plank Roger B. Plank	Director and President (Principal Financial Officer)	November 10, 2010

/s/ Rebecca A. Hoyt Rebecca A. Hoyt	Vice President and Controller (Principal Accounting Officer)	November 10, 2010

/s/ John A. Crum John A. Crum	Director	November 10, 2010

/s/ David L. French David L. French	Director	November 10, 2010

/s/ Jon W. Sauer Jon W. Sauer	Director	November 10, 2010

MARINER ENERGY RESOURCES, INC.
By:	/s/ G. Steven Farris
G. Steven Farris
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ G. Steven Farris G. Steven Farris	Chief Executive Officer (Principal Executive Officer)	November 10, 2010

/s/ Roger B. Plank Roger B. Plank	Director and President (Principal Financial Officer)	November 10, 2010

/s/ Rebecca A. Hoyt Rebecca A. Hoyt	Vice President and Controller (Principal Accounting Officer)	November 10, 2010

/s/ John A. Crum John A. Crum	Director	November 10, 2010

/s/ David L. French David L. French	Director	November 10, 2010

/s/ Jon W. Sauer Jon W. Sauer	Director	November 10, 2010

MARINER GULF OF MEXICO LLC
By:	/s/ G. Steven Farris
G. Steven Farris
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ G. Steven Farris G. Steven Farris	Chief Executive Officer (Principal Executive Officer)	November 10, 2010

/s/ Roger B. Plank Roger B. Plank	Director and President (Principal Financial Officer)	November 10, 2010

/s/ Rebecca A. Hoyt Rebecca A. Hoyt	Vice President and Controller (Principal Accounting Officer)	November 10, 2010

/s/ John A. Crum John A. Crum	Director	November 10, 2010

/s/ David L. French David L. French	Director	November 10, 2010

/s/ Jon W. Sauer Jon W. Sauer	Director	November 10, 2010

MC BELTWAY 8 LLC
By:	Apache Deepwater LLC, its sole member and manager

By:	/s/ G. Steven Farris
G. Steven Farris
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ G. Steven Farris G. Steven Farris	Chief Executive Officer (Principal Executive Officer)	November 10, 2010

/s/ Roger B. Plank Roger B. Plank	Director and President (Principal Financial Officer)	November 10, 2010

/s/ Rebecca A. Hoyt Rebecca A. Hoyt	Vice President and Controller (Principal Accounting Officer)	November 10, 2010

/s/ John A. Crum John A. Crum	Director	November 10, 2010

/s/ David L. French David L. French	Director	November 10, 2010

/s/ Jon W. Sauer Jon W. Sauer	Director	November 10, 2010

MARINER LP LLC
By:	Apache Deepwater LLC, its sole member

By:	/s/ G. Steven Farris
G. Steven Farris
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ G. Steven Farris G. Steven Farris	Chief Executive Officer (Principal Executive Officer)	November 10, 2010

/s/ Roger B. Plank Roger B. Plank	Director and President (Principal Financial Officer)	November 10, 2010

/s/ Rebecca A. Hoyt Rebecca A. Hoyt	Vice President and Controller (Principal Accounting Officer)	November 10, 2010

/s/ John A. Crum John A. Crum	Director	November 10, 2010

/s/ David L. French David L. French	Director	November 10, 2010

/s/ Jon W. Sauer Jon W. Sauer	Director	November 10, 2010